Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WalkMe Ltd. Restated 2012 Share Option Plan and the WalkMe Ltd. 2021 Share Incentive Plan and WalkMe Ltd. 2021 Employee Share Purchase Plan of our report dated March 19, 2021 with respect to the consolidated financial statements included in the Registration Statement on Form F-1, as amended (No.333- 256219).

/s/ Kost Forer Gabbay & Kasierer

Tel Aviv, Israel 24 June 2021	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global